 As filed with the Securities and Exchange Commission on October 23, 1997
                                                      Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   NRG Generating (U.S.) Inc.
       (Exact name of issuer as specified in its charter)

           Delaware                         59-2076187
(State or other jurisdiction of          (I.R.S. Employer
 incorporation or organization)         Identification No.)

 1221 Nicollet Mall, Suite 610              55403-2445
    Minneapolis, Minnesota
(Address of principal executive             (Zip Code)
           offices)

        NRG Generating (U.S.) Inc. 1996 Stock Option Plan
        NRG Generating (U.S.) Inc. 1997 Stock Option Plan
                    (Full title of the plan)

                       Timothy P. Hunstad
           Vice President and Chief Financial Officer
                   NRG Generating (U.S.) Inc.
                  1221 Nicollet Mall, Suite 610
               Minneapolis, Minnesota  55403-2445
                         (612) 373-5300
  (Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

                     Daniel T. Falstad, Esq.
                      Troutman Sanders LLP
             600 Peachtree Street, N.E., Suite 5200
                   Atlanta, Georgia 30308-2216
                         (404) 885-3514


                          CALCULATION OF REGISTRATION FEE
                                                   Proposed       Proposed
                                                    Maximum        Maximum
                                                    Offering      aggregate   Amount of
Title of securities                 Amount to be     price        offering  registration
  to be registered                 registered (1) per share (2)   price (2)      fee
Common Stock, $.01 par value, to be    500,000      $21.0625     $10,531,250  $ 3,192
issued under the NRG Generating        shares
(U.S.) Inc. 1996 Stock Option Plan

Common Stock, $.01 par value, to be    250,000      $21.0625     $ 5,265,625  $ 1,596
issued under the NRG Generating        shares
(U.S.) Inc. 1997 Stock Option Plan

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act"), includes an indeterminate number of  additional  shares which may be offered  and  issued  to
     prevent   dilution  resulting  from  stock   splits,   stock
     dividends  or similar transactions as provided  in  the  NRG
     Generating  (U.S.) Inc. 1996 Stock Option Plan and  the  NRG
     Generating (U.S.) Inc. 1997 Stock Option Plan (collectively, the "Plans").
(2)  Pursuant  to Rule 457(h)(1) under the 1933 Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low  prices  on October 20, 1997 as reported on  the  Nasdaq
     SmallCap Market.


Part I - Information Required in the Section 10(a) Prospectus

Item 1.   Plan Information.*

Item 2.   Registrant Information and Plan Annual Information.*

* Information  required by Part I to be contained in the  Section
  10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

  Part II - Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

      NRG Generating (U.S.) Inc. ("NRGG" or the "Company") hereby incorporates by reference into this registration statement the following documents:

          (a) the  Company's transition  report  on Form 10-K
              for  the  six  month  transition  period  ended
              December 31, 1996;
          (b) the   Company's  current  report  on  Form  8-K
              dated February 7, 1997;
          (c) the Company's  quarterly  report  on Form  10-Q
              for  the fiscal  quarter  ended March 31, 1997;
          (d) the   Company's  current  report  on  Form  8-K
              dated April 7, 1997;
          (e) the Company's  quarterly report  on  Form  10-Q
              for the fiscal quarter ended June 30, 1997; and
          (f) the  description  of the Company's  Common  Stock
              (then designated Class A Common Stock) contained in the
              Company's Registration Statement on Form 8-A  filed  on
              November  18,  1986 pursuant to Section  12(g)  of  the
              Securities Exchange Act of 1934, as amended (the  "1934
              Act"),  including any amendments or reports  filed  for
              the purpose of updating such descriptions.

       All  documents  filed  subsequent  to  the  date  of  this registration statement by the undersigned Registrant pursuant  to
Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to  the filing of a post-effective amendment hereto which indicates  that all shares of Common Stock offered hereby have been sold or which deregisters  any  shares  of  such Common  Stock  then  remaining unsold,  shall also be deemed to be incorporated by reference  in this  registration statement and to be a part hereof  from  their
respective  dates  of  filing.   Any  statement  contained  in  a
document  incorporated or deemed to be incorporated by  reference herein  shall be deemed to be modified or superseded for purposes of  this  registration statement to the extent that  a  statement contained  herein,  or in any other subsequently  filed  document that also is or is deemed to be incorporated by reference herein, modifies  or supersedes such statement.  Any statement  contained in  this registration statement shall be deemed to be modified or superseded  to  the  extent  that  a  statement  contained  in  a
subsequently  filed  document  which  is  or  is  deemed  to   be
incorporated  by  reference herein modifies  or  supersedes  such statement.  Any statement so

                                2


modified or superseded shall not be deemed, except as so modified
or   superseded,  to  constitute  a  part  of  this  registration statement.

Item 4.        Description of Securities.

     Not applicable.

Item 5.        Interests of Named Experts and Counsel.

     Not applicable.

Item 6.        Indemnification of Directors and Officers.

      Pursuant to the authority conferred by Section 102  of  the
Delaware  General Corporation Law (the "DGCL") Article 6  of  the
Certificate  eliminates the personal liability of  the  Company's directors to the Company or its stockholders for monetary damages for any breach of fiduciary duty.  Directors remain liable to the extent  provided by applicable law for (i) breach of a director's duty of loyalty to the Company or its stockholders, (ii) acts  or
omissions   not  in  good  faith  or  which  involve  intentional
misconduct  or a knowing violation of law, (iii) a  violation  of
Section  174  of  the  DGCL,  which  proscribes  the  payment  of dividends  and  stock  purchases  or  redemptions  under  certain circumstances, and (iv) any transaction from which  the  director derived an improper personal benefit.  If the DGCL is amended  to authorize  corporate action further eliminating or  limiting  the personal liability of directors, then the liability of a director of  the Corporation shall be eliminated or limited to the fullest extent  permitted by the DGCL, as so amended.  Article 6  further provides  that  no  amendment  to or  repeal  of  the  provisions contained  therein  shall apply to or  have  any  effect  on  the liability or alleged liability of any director of the Company for or  with  respect  to  any  acts or omissions  of  such  director occurring prior to such amendment or repeal.

     The Company has purchased insurance which purports to insure the Company against certain costs of indemnification which may be incurred by it pursuant to the Certificate and to insure the officers and directors of the Company, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

Item 7.        Exemption from Registration Claimed.

     Not applicable.

Item 8.        Exhibits.

     The following exhibits are filed as part of this Registration Statement:

     Exhibit
     Number
     5    Opinion of Troutman Sanders LLP
     23.1 Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5)

                                3


     23.2 Consent of Price Waterhouse LLP

Item 9.        Undertakings.

      (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
               10(a)(3) of the 1933 Act;

               (ii)  To  reflect in the prospectus any  facts  or
               events  arising after the effective  date  of  the
               registration  statement (or the most recent  post-
               effective  amendment thereof) which,  individually
               or  in  the  aggregate,  represent  a  fundamental
               change  in  the  information  set  forth  in   the
               registration   statement.    Notwithstanding   the
               foregoing, any increase or decrease in  volume  of
               securities offered (if the total dollar  value  of
               securities offered would not exceed that which was
               registered) and any deviation from the low or high
               and of the estimated maximum offering range may be
               reflected in the form of prospectus filed with the
               Securities    and    Exchange   Commission    (the
               "Commission") pursuant to Rule 424(b) if,  in  the
               aggregate,  the  changes  in  volume   and   price
               represent  no more than 20 percent change  in  the
               maximum aggregate offering price set forth in  the
               "Calculation  of Registration Fee"  table  in  the
               effective registration statement.

               (iii)     To include any material information with
               respect to the plan of distribution not previously
               disclosed  in  the registration statement  or  any
               material  change  to  such  information   in   the
               registration statement;

          Provided,   however,  that  paragraphs  (a)(1)(i)   and
          (a)(1)(ii) do not apply if the information required  to
          be  included  in  a post-effective amendment  by  those
          paragraphs  is contained in periodic reports  filed  by
          the  Registrant pursuant to Section 13 or Section 15(d)
          of  the 1934 Act that are incorporated by reference  in
          the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To  remove from registration by means of a  post-
          effective   amendment  any  of  the  securities   being
          registered  which remain unsold at the  termination  of
          any offering.

                                4


      (b)  Filings incorporating subsequent 1934 Act documents by
reference.   The  undersigned Registrant hereby undertakes  that,
for  purposes  of determining any liability under the  1933  Act, each filing of the Registrant's annual report pursuant to Section
13(a)  or  Section 15(d) of the 1934 Act that is incorporated  by reference in the registration statement shall be deemed to  be  a new  registration  statement relating to the  securities  offered therein,  and the offering of such securities at that time  shall be deemed to be the initial bona fide offering thereof.

      (c)  Filing of registration statement on Form S-8.  Insofar as indemnification for liabilities arising under the 1933 Act may be  permitted to directors, officers and controlling  persons  of
the   Registrant   pursuant  to  the  foregoing  provisions,   or
otherwise, the Registrant has been advised that in the opinion of the  Commission such indemnification is against public policy  as
expressed  in the 1933 Act and is, therefore, unenforceable.   In
the   event  that  a  claim  for  indemnification  against   such
liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person  of the  Registrant in the successful defense of any action, suit  or proceeding)  is asserted by such director, officer or controlling person  in  connection with the securities being registered,  the
Registrant will, unless in the opinion of its counsel the  matter has  been settled by controlling precedent, submit to a court  of
appropriate    jurisdiction    the    question    whether    such
indemnification  by it is against public policy as  expressed  in the  1933  Act and will be governed by the final adjudication  of such issue.

                                5


                           SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota, on October 23, 1997.

                              NRG Generating (U.S.) Inc.
                              (Registrant)



                              By:    /s/ Timothy P. Hunstad
                              Name:      Timothy P. Hunstad
                              Title:     Vice President and Chief
                                           Financial Officer


       Pursuant to the requirements of the 1933 Act, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.



/s/ Robert T. Sherman, Jr.  President, Chief Executive     October 23, 1997
    Robert T. Sherman, Jr.  Officer and Director
                            (Principal Executive Officer)

/s/ Timothy P. Hunstad      Vice President and Chief       October 23, 1997
    Timothy P. Hunstad      Financial Officer
                            (Principal Financial and
                             Accounting Officer)

/s/ Leonard Bluhm           Chairman of the Board of       October 23, 1997
    Leonard A. Bluhm        Directors

/s/ Lawrence Littman        Director                       October 23, 1997
Lawrence I. Littman

                            Director                       October 23, 1997
Craig A. Mataczynski

/s/ David H. Peterson       Director                       October 23, 1997
    David H. Peterson

                            Director                       October 23, 1997
Spyros S. Skouras, Jr.

/s/ Charles J. Thayer       Director                       October 23, 1997
Charles J. Thayer

                            Director                       October 23, 1997
    Ronald J. Will


                          Exhibit Index

     Exhibit
     Number
     5    Opinion of Troutman Sanders LLP
     23.1 Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5)
     23.2 Consent of Price Waterhouse LLP